UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2006
GATX Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8319	94-1661392
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)

500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
     In connection with a private placement of debt securities, GATX Financial Corporation released the following information:
Recent Financial Results
     For the 2005 fourth quarter, GATX Financial Corporation recorded a net loss from continuing operations of $95.6 million. Results reflect an after-tax charge of $119.4 million related to the write-down of air assets targeted for sale and $9.9 million of expenses associated with the repatriation of foreign earnings. Net income from continuing operations for the 2004 fourth quarter was $74.2 million, which included an after-tax gain of $37.8 million from the sale of property located in Staten Island.
     For the full year ending December 31, 2005, GATX Financial Corporation recorded net income from continuing operations of $45.8 million, which included the aforementioned air charges ($119.4 million) and foreign earnings repatriation expense ($9.9 million). Income from continuing operations for the full year 2004 was $204.0 million and included after-tax gains of $37.8 million from the aforementioned property sale and $31.5 million from insurance recoveries.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION
(Registrant)

/s/ Deborah A. Golden
Deborah A. Golden Vice-President, General Counsel and Secretary (Duly Authorized Officer)

Date: March 2, 2006